De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

October 26, 2010

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

RE: Voice Assist, Inc. (formerly Musician’s Exchange)

We have read the statements that we understand Voice Assist, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/S/ De Joya Griffith & Company, LLC
De Joya Griffith & Company, LLC
Certified Public Accountants

2580 Anthem Village Dr., Henderson, NV 89052
Telephone (702) 563-1600 • Facsimile (702) 920-8049